UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On March 20, 2009, Garry N. Garrison and John H. Klein each notified the Board of Directors (the “Board”) of Kindred Healthcare, Inc. (the “Company”) that he will resign from the Board effective immediately upon the conclusion of the Company’s 2009 annual meeting of shareholders and will not stand for re-election to the Board at the Company’s 2009 annual meeting of shareholders.

Item 5.02(d)

Effective March 20, 2009, the Board appointed Fred J. Kleisner a director of the Company. Mr. Kleisner will serve on the Company’s Audit Committee and the Company’s Compliance and Quality Committee.

Mr. Kleisner (age 64) serves as President and Chief Executive Officer and a director of Morgans Hotel Group Co., a hospitality company that operates, owns, acquires and redevelops boutique hotels in the United States and Europe.

Mr. Kleisner will participate in the Company’s 2001 Equity Plan for Non-Employee Directors (Amended and Restated) (the “Plan”). Upon his appointment to the Board, Mr. Kleisner received a grant under the Plan of 15,000 stock options which vest equally over a four year period. A copy of the Plan is filed as Exhibit 10.69 to the Company’s Form 10-K for the year ended December 31, 2008 (Comm. File No. 001-14057).

The Company also expects to enter into an indemnification agreement with Mr. Kleisner in connection with his appointment to the Board in a form substantially similar to the Form of Indemnification Agreement that is filed as Exhibit 10.21 to the Company’s Form 10-K for the year ended December 31, 2001 (Comm. File No. 001-14057).

A copy of the press release issued by the Company related to the appointment of Mr. Kleisner to the Board is attached hereto as Exhibit 99.1.

Item 5.02(e)

On March 20, 2009, the Company entered into an Agreement with Edward L. Kuntz pursuant to which Mr. Kuntz will serve the Company as Chairman of the Board (the “Chairman”) effective as of May 20, 2009 (the “Agreement”). The Agreement will replace and supersede the previous employment agreement between the Company and Mr. Kuntz which will terminate effective May 20, 2009. In addition, the Agreement provides that the existing change in control severance agreement between the Company and Mr. Kuntz will terminate effective May 20, 2009.

Under the Agreement, Mr. Kuntz will serve as Chairman until the earlier of (i) the date Mr. Kuntz resigns from the Board, (ii) the date Mr. Kuntz’s service as Chairman is terminated by the Company for cause or in connection with Mr. Kuntz’s death or disability, (iii) the conclusion of the first meeting of the Company’s shareholders at which the Board of Directors has not nominated Mr. Kuntz for election to the Board or (iv) the conclusion of the first meeting of the Company’s shareholders at which Mr. Kuntz fails to be elected to the Board by the Company’s shareholders.

As Chairman, Mr. Kuntz will perform the following duties: (i) coordinate all matters and committee activities of the Board and act as the principal liaison between the Board and senior management; (ii) provide information and guidance to the Board and the Company’s Chief Executive Officer; and (iii) perform such other duties as may be requested by the Board from time to time.

Under the Agreement, Mr. Kuntz’s base salary is reduced from $902,025 to $350,000. The Company will pay Mr. Kuntz a one-time lump sum cash payment of $422,000 in satisfaction of any remaining rights under the previous employment agreement and change in control severance agreement. During his service as Chairman, Mr. Kuntz will also participate in certain employee benefit plans of the Company. Mr. Kuntz is not eligible to participate in any cash incentive plan of the Company. During his service as Chairman, Mr. Kuntz will continue to vest in any outstanding equity awards in accordance with their original terms and conditions. In addition, Mr. Kuntz will continue to be eligible to participate in the Company’s equity incentive plan for employees, provided that any equity awards that may be granted to Mr. Kuntz will, to the extent permitted by applicable law and the terms and conditions of the equity incentive plan, be substantially comparable to equity awards granted to the Company’s non-employee directors under the Company’s equity plan for non-employee directors.

Under the Agreement, all outstanding unvested stock options, stock performance units and restricted stock awards held by Mr. Kuntz prior to March 20, 2009 shall immediately vest in full as of February 22, 2010. Mr. Kuntz will have an additional one year following the date his employment with the Company is terminated in which to exercise such stock options; provided that in no event shall Mr. Kuntz be entitled to exercise any such option beyond the original expiration date of such option. In addition, on the earlier of February 22, 2010 or the date Mr. Kuntz’s employment is terminated by reason of death or disability, regardless of whether or not his service as Chairman has terminated for any reason other than cause, Mr. Kuntz shall be entitled to (i) coverage under certain of the Company’s employee benefit plans for three years, (ii) receipt of his computer and office furniture and (iii) access to office space and the services of an administrative assistant through the end of 2012. These benefits are consistent with the benefits provided to Mr. Kuntz under his previous employment agreement except that the Agreement removes the cash severance component that was included in Mr. Kuntz’s previous employment agreement. The Agreement provides for no other severance payments or benefits if Mr. Kuntz’s employment as Chairman is terminated.

A copy of the Agreement is attached hereto as Exhibit 10.1. A copy of the press release issued by the Company related to Mr. Kuntz’s appointment as the Chairman is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 20, 2009, the Board of Directors of the Company amended and restated the Bylaws of the Company to set the size of the Board of Directors to between nine and twelve members as shall from time to time be fixed by a resolution adopted by the affirmative vote of not less than 80% of all members of the Board then in office. Following this amendment and restatement, the Board of Directors unanimously adopted a resolution setting the size of the Board at eleven members until the effectiveness of the resignations of Mr. Garrison and Mr. Klein at which time the size of the Board shall decrease to nine members.

A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on March 20, 2009 which is attached hereto as Exhibit 99.1 This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01.

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Company.

Exhibit 10.1	Agreement dated as of March 20, 2009 by and between Kindred Healthcare, Inc. and Edward L. Kuntz.

Exhibit 99.1	Press release dated March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	March 23, 2009	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and Chief Financial Officer